Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Juan Luis Cebrián Echarri, Executive Chairman, Fernando Abril-Martorell, Co-Chief Executive Officer, and Javier Lázaro Rodriguez, Chief Financial Officer, of Promotora de Informaciones, S.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Promotora de Informaciones, S.A.

Date: March 22, 2013

/s/ Juan Luis Cebrián Echarri
Name: Juan Luis Cebrián Echarri
Title: Executive Chairman

/s/ Fernando Abril-Martorell
Name: Fernando Abril-Martorell
Title: Co-Chief Executive Officer

/s/ Javier Lázaro Rodriguez
Name: Javier Lázaro Rodriguez
Title: Chief Financial Officer